As filed with the Securities and Exchange Commission on September 9, 2004
                           Registration No. 333-117419
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

                    Delaware                            72-1409562
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
                        (Address, including zip code, and
                                telephone number,
                             including area code, of
                             registrant's principal
                               executive offices)
                          ----------------------------
                       See Table of Additional Registrants
                          ----------------------------

                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------

                          Copies of communications to:

                               John Schuster, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
--------------------------------------------------------------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.


                               ------------------

                             ADDITIONAL REGISTRANTS

                                         State or Other
                                        Jurisdiction of             Primary Standard
   Exact Name of Registrant             Incorporation or        Industrial Classification       I.R.S. Employer
   as Specified in Its Charter           Organization                Code Number             Identification No.
-------------------------------        -------------------      -------------------------   ----------------------
Delaware EPL of Texas, LLC                 Delaware                        1311                    None
EPL of Louisiana, L.L.C.                   Louisiana                       1311                    None
EPL Pioneer Houston, Inc.                  Texas                           1311                    75-2129749
EPL Pipeline, L.L.C.                       Delaware                        1311                    72-1471048
Nighthawk, L.L.C.                          Louisiana                       1311                    None

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.




                              Subject to Completion
                             Dated September 9, 2004

PRELIMINARY PROSPECTUS

                                  $300,000,000


                              ENERGY PARTNERS, LTD.



                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                           --------------------------

                    We may offer, from time to time, in one or more series

          o    unsecured debt securities;

          o    shares of common stock; and

          o    shares of preferred stock.

                    The securities:

          o    will have a maximum aggregate offering price of $300,000,000;

          o will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;

          o may be denominated in U.S. dollars or in other currencies or currency units;

          o    may be offered separately or together, or in separate series; and

          o may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

                            -------------------------

     Our common stock is listed on the New York Stock Exchange under the symbol "EPL." On September 8, 2004, the last reported sale price of our common stock as reported on the New York Stock Exchange was $15.60 per share.

                           -------------------------

     This investment involves risks. See the "Risk Factors" section on page 1.

                            -------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of the issuers or any underwriter is involved in the sale of the securities, the name of the agent or underwriter and any applicable commission or discount will be set forth in the accompanying prospectus supplement.

                            -------------------------

     This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. This prospectus is dated [ ], 2004.

                            -------------------------

                                       -i-
                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

OUR COMPANY.......................................................................................................1
RISK FACTORS......................................................................................................1
USE OF PROCEEDS...................................................................................................2
RATIO OF EARNINGS TO FIXED CHARGES................................................................................2
DESCRIPTION OF DEBT SECURITIES....................................................................................3
DESCRIPTION OF CAPITAL STOCK......................................................................................8
PLAN OF DISTRIBUTION.............................................................................................11
LEGAL MATTERS....................................................................................................12
EXPERTS..........................................................................................................12
WHERE YOU CAN FIND MORE INFORMATION..............................................................................12


     You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical fact contained in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement and other written or oral statements made by us or on our behalf are forward-looking statements. When used herein, the words "anticipates," "expects," "believes," "goals," "intends," "plans," or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. We refer you specifically to the section entitled "Risk Factors," as well as the disclosure contained in our latest annual report on Form 10-K and the other documents incorporated by reference herein. Although we believe that the assumptions on which any forward-looking statements in this prospectus, any prospectus supplement and periodic reports filed by us are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus, any prospectus supplement and in the documents incorporated by reference.

                                   OUR COMPANY

     We are an independent oil and natural gas exploration and production company focused on the shallow to moderate depth waters of the Gulf of Mexico Shelf. We have concentrated on the Gulf of Mexico Shelf region because that area provides us with favorable geologic and economic conditions, including multiple reservoir formations, regional economies of scale, extensive infrastructure and comprehensive geologic databases. We believe that this region offers a balanced and expansive array of existing and prospective exploration, exploitation and development opportunities in both established productive horizons and deeper geologic formations. As of December 31, 2003, we had estimated proved reserves of approximately 134.4 billion cubic feet of natural gas and 27.4 million barrels of oil, or an aggregate of approximately 49.8 million barrels of oil equivalent, with a present value of estimated pre-tax future net cash flows of $967.4 million, and a standardized measure of discounted future net cash flows of $529.4 million.

     Since our incorporation in January 1998 by Richard A. Bachmann, our founder, chairman, president and chief executive officer, we have assembled a team of geoscientists and management professionals with considerable region-specific geological, geophysical, technical and operational experience. We have grown through a combination of exploration, exploitation and development drilling and multi-year, multi-well drill-to-earn programs, as well as strategic acquisitions of mature oil and natural gas fields in the Gulf of Mexico Shelf area, and in particular the acquisition of Hall-Houston Oil Company in early 2002.

     Our strategy is to grow our reserves and production through a balanced investment program with a current focus on low risk exploitation and development activities in and around our existing fields and moderate risk exploration activities in the shallow to moderate depth waters of the central region of the Gulf of Mexico Shelf. A limited amount of our exploration budget each year is expected to be allocated to higher risk, higher potential exploration prospects in this region. In pursuing this risk balanced strategy, we also look for opportunities to diversify our reserve and production base beyond the Gulf of Mexico Shelf.

     Our principal executive offices are located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number is (504) 569-1875. We also maintain a web site at www.eplweb.com which contains information about us, including links to our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and related amendments. Our web site and the information contained in it and connected to it shall not be deemed incorporated by reference into this prospectus or any prospectus supplement.

                                  RISK FACTORS

     Investing in our securities involves risk. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in us and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. In addition, please refer to "Items 1 & 2. Business and Properties--Regulatory Matters" and "--Additional Factors Affecting Business" in our latest annual report on Form 10-K for additional risk factors. Please also read "Where You Can Find More Information."

                                 USE OF PROCEEDS

     Unless we set forth other uses of proceeds in the prospectus supplement, we will use the net proceeds of the sale of the securities described in this prospectus and any prospectus supplement for general corporate purposes. These may include the reduction of outstanding indebtedness, working capital increases, capital expenditures or acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods.

                                           Six Months Ended
                                               June 30,                        Years Ended December 31,
                                            2004        2003        2003        2002       2001      2000      1999

Ratio of earnings to fixed charges (1)      5.1x        7.4x        4.0x         --         9.3x       --         --
----------------------


(1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income from operations before income taxes and the cumulative effect of change in accounting method, interest expense and the portion of the rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest. For the years ended December 31, 2002, 2000 and 1999, the ratio of earnings to fixed charges was less than a one-to-one coverage due to a deficiency of $17.5 million, $15.7 million and $3.8 million, respectively. For the indicated periods there were no preferred stock dividends declared or paid by our subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the debt securities sets forth certain general terms and provisions of the debt securities to which this prospectus and any prospectus supplement may relate. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in a prospectus supplement relating to that series. For a more detailed description of the terms of the debt securities, please refer to the indenture, as supplemented by the applicable supplemental indenture or authorizing resolution, as the case may be, relating to the issuance of the particular debt securities.

     Any senior debt securities will be issued under a senior indenture to be entered into between us and the trustee named in the senior indenture. Any subordinated debt securities will be issued under a subordinated indenture to be entered into between us and the trustee named in the subordinated indenture. As of August 31, 2004, we had $0.3 million of secured debt outstanding that would effectively rank senior to any debt securities issued under either indenture and $150.0 million of debt outstanding that would rank senior to any subordinated debt securities issued under the subordinated indenture. As used in this registration statement, the term "indentures" refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. As used in this registration statement, the term "trustee" refers to either the senior trustee or the subordinated trustee, as applicable.

     The following, as supplemented by an applicable prospectus supplement, summarizes all material provisions of the senior debt securities, the subordinated debt securities and the indentures, and is qualified in its entirety by reference to all of the provisions of the indenture and any applicable supplemental indenture or authorizing resolution, as the case may be, relating to a particular series of debt securities, including the definitions therein of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture will be identical.

     Because we have included only a summary of the terms of the indentures, we urge you to read the indentures in full to understand every detail of the terms of the debt securities. If you would like to read the indentures in their entirety, see "Where You Can Find More Information."

     For purposes of this section, the "issuer" means Energy Partners, Ltd. and not its subsidiaries.

General

     The debt securities will be unsecured obligations of the issuer. The indentures do not limit the amount of debt securities the issuer may issue.

     You should read the prospectus supplement relating to the particular series of debt securities for the following terms of the offered debt securities:

          o    the title of the debt securities;

          o any limit upon the aggregate principal amount of the debt securities;

          o the dates on which the principal of the debt securities is payable;

          o the interest rate of the debt securities, or the method for calculating the interest rate, and the date or dates from which interest will accrue;

          o the interest payment dates and the record dates for the interest payment dates;

          o places where payments of the principal and interest, if any, may be made on the debt securities;

          o the terms and conditions upon which the debt securities may be redeemed at the issuer's option or otherwise;

          o    any mandatory or optional sinking fund or analogous provisions;

          o    the denominations in which the debt securities are issuable;

          o whether any portion of the principal amount of such debt securities is payable upon declaration of the acceleration of the maturity thereof;

          o if other than U.S. dollars, the currency or currency units in which the debt securities are denominated and/or in which payment of the principal of (and premium, if any) and/or interest on the debt securities will or may be payable;

          o any deletions, modifications or additions to the events of default or covenants pertaining to the debt securities;

          o whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

          o whether the debt securities will be guaranteed by any of the issuer's subsidiaries and the terms of any guarantees;

          o whether the debt securities will be convertible into or exchangeable for other securities or other property, including common stock; and

          o any other terms (which terms may be inconsistent with the applicable indenture but shall not violate the Trust Indenture
               Act) of the debt securities.

     Unless otherwise indicated in the prospectus supplement, the issuer will issue the debt securities only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. There will not be any service charge for any registration of transfer or exchange of debt securities, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge.

Covenants

     The prospectus supplement relating to the debt securities of any series will describe any special covenants applicable to that series.

Merger, Amalgamation, Consolidation and Assumption

     The issuer may, without the consent of any holders of outstanding debt securities, consolidate or amalgamate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any other corporation, partnership, limited liability company, unlimited liability company or trust, provided that:

          o the person formed by such consolidation or amalgamation or into which the issuer is merged or which acquires the issuer's assets expressly assumes the issuer's obligations on the debt securities and under the applicable indenture; and

          o    other conditions described in the applicable indenture are met.

     Upon compliance with these provisions, the issuer will be relieved of its obligations under the applicable indenture and the debt securities.

Events of Default; Rights on Default

     The indentures define an event of default with respect to debt securities of any series as any of the following events:

          o    the issuer fails to pay interest for 30 days after it is due;

          o    the issuer fails to pay principal, and premium, if any, when due;

          o the issuer fails to deposit any sinking fund payment when due, if applicable to the series of debt securities;

          o the issuer defaults for 90 days after appropriate notice in the performance of any other covenant in the debt securities or the indentures, as applicable; or

          o the issuer has an event of bankruptcy, insolvency or reorganization.

     If an event of default occurs with respect to a particular series (but not all series) of debt securities as a result of a failure to make a principal or interest payment or because of a failure to perform another covenant applicable to such series (but not all series) of debt securities, the principal amount of all outstanding debt securities of that particular series and accrued interest may be declared due and payable immediately by either:

          o    the trustee; or

          o    the holders of at least 25% in principal amount of that series.

     If an event of default occurs with respect to all series of debt securities as a result of a failure to perform a covenant applicable to all series of debt securities or because of bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities and accrued interest may be declared due and payable immediately by either:

          o    the trustee; or

          o the holders of at least 25% in principal amount of all outstanding debt securities (treated as one class) under the indentures.

     The holders of a majority in principal amount of the outstanding debt securities of any series affected, with each series voting as a separate class, have the power to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the direction must not conflict with any rule of law or the applicable indenture. Before proceeding to exercise any right or power under the applicable indenture at the direction of the holders, the applicable trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with their direction.

     The issuer must furnish the trustee annually with a statement that, to the best knowledge of the officers signing the statement, the issuer is not in default in the performance of the terms of the indentures or, if the officers know that the issuer is in default, specifying the default. The indentures require the trustee to give to all holders of outstanding debt securities notice of any default by the issuer unless the default has been cured or waived. However, except for a default in the payment of principal of or interest on any outstanding debt securities, the trustee can withhold notice if the board of directors, the executive committee or a trust committee of directors or officers of the trustee in good faith determines that withholding notice is in the interest of the holders of the outstanding debt securities.

Defeasance

          If any series of debt securities has either:

          o become due and payable or is by its terms due and payable within one year; or

          o    is to be called for redemption within one year,

the indentures provide that the issuer may discharge substantially all of its obligations to holders of the series of debt securities that has not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures.

     The issuer can also discharge substantially all of its obligations for any series of debt securities, including its obligations under the covenants in the indentures (other than its obligations to pay principal or interest on the debt securities), by irrevocably depositing with the trustee enough funds to pay the principal of and interest on the debt securities when the series matures. The issuer must also obtain an opinion of counsel to the effect that as a result of the defeasance, holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes, and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such defeasance had not occurred and, in the case of legal defeasance, such opinion must be based on a U.S. Internal Revenue Service ruling or a change in U.S. Federal income tax law.

Modification of the Indentures

     The indentures provide that the issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

          o    secure any of the debt securities;

          o evidence the assumption by a successor corporation of the issuer's obligations as described under "-- Merger, Amalgamation, Consolidation and Assumption" above;

          o add covenants and events of default for the protection of the holders of all or any particular series of debt securities;

          o change or eliminate any of the provisions of an indenture, provided that any such change or elimination shall become effective only after there are no debt securities of any series entitled to the benefit of such provision outstanding;

          o    establish the forms or terms of debt securities of any series;

          o    cure any ambiguity or correct any inconsistency in an indenture;
               or

          o    evidence the acceptance of appointment by a successor trustee.

     The indentures also contain provisions permitting the issuer and the trustee to add any provisions to, or change in any manner or eliminate any of the provisions of, an indenture or modify in any manner the rights of the holders of such debt securities with the consent of the affected holders of at least a majority in principal amount of all series of debt securities then outstanding, with each such series voting as a separate class. However, the issuer and the trustee may not, without the consent of the affected holder of each outstanding debt security:

          o change the stated maturity of the principal of or any installment of interest on any debt security;

          o    reduce the principal amount;

          o    reduce the rate of interest;

          o change the place of payment where, or the coin or currency in which, interest is payable;

          o impair the right to institute suit for the enforcement of any payment when due; or

          o reduce the percentage in principal amount of debt securities requiring consent of holders for any modification.

Book-Entry Debt Securities -- Registration, Transfer, Exchange and Payment

     The issuer intends to issue each series of its debt securities in "book-entry" form, represented by one or more global certificates registered in the name of The Depository Trust Company, New York, New York ("DTC"), or its nominee. However, the issuer reserves the right to issue debt securities in certificate form registered in the names of the holders of the debt securities.

     Ownership of beneficial interests in the global certificates representing the particular series of debt securities will be limited to persons who have accounts with DTC ("participants"), or persons that may hold interests through participants. DTC will keep on its computerized book-entry and transfer system a record of the principal amounts of debt securities held in the accounts of the participants. Participants, in turn, will keep records of the interests of their clients who have purchased debt securities through them. Beneficial interests in the global certificates may be shown only on, and may be transferred only through, records maintained by DTC and its participants. The laws of some states require that certain purchasers of securities take delivery of the securities only in certificate form. These laws may limit the ability of holders of beneficial interests in the global certificates to transfer those interests to certain persons who might otherwise wish to purchase those interests.

     DTC has provided the issuer the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

     DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant. The rules that apply to DTC and its participants are on file with the SEC.

     DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

     Payments of interest and principal will be made to DTC, who in turn will credit payment to the accounts of its participants. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global certificates as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with certificates on a record date, by using an omnibus proxy. Payments by participants to holders of beneficial interests in the global certificates, and voting by participants, will be governed by the customary practices between the participants and holders of beneficial interests, as is the case with securities held for the account of customers registered in "street names."

     The issuer, the trustee and the paying agent will treat DTC as the sole owner of the global certificates for all purposes. Accordingly, the issuer, the trustee and any paying agent will have no responsibility or liability:

          o for the records relating to beneficial ownership interests in the global certificates; or

          o for the payments of principal and interest due for the accounts of beneficial holders of interest in the global certificates.

     The global certificates representing a series of debt securities may not be transferred. However, a global certificate may be transferred by DTC to its nominees or successors.

     A series of debt securities represented by global certificates will be exchangeable for debt securities in certificate form with the same terms in authorized denominations only if:

          o DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law, and the issuer does not appoint a successor depositary within 90 days; or

     o an event of default has occurred and is continuing.

     The issuer has obtained the foregoing information concerning DTC and DTC's book-entry system from DTC and other sources it believes reliable, and is relying on the accuracy of this publicly available information.

Applicable Law

     The debt securities and the indentures will be governed by and construed in accordance with the law of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Trustee

     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only the duties specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

                          DESCRIPTION OF CAPITAL STOCK

     Our restated certificate of incorporation authorizes the issuance of 50,000,000 shares of common stock, par value $0.01 per share, and 1,700,000 shares of preferred stock, par value $1.00 per share, of which 550,000 shares are designated Series D Exchangeable Convertible Preferred Stock. The common stock is our only outstanding class of securities that entitles holders to vote generally at meetings of our stockholders. Each share of common stock outstanding is entitled to one vote. As of August 31, 2004, there were 32,984,564 shares of common stock outstanding held by approximately 94 holders of record, excluding holders whose shares of record are held by brokers. As of August 31, 2004, there were 346,443 shares of the Series D preferred stock outstanding held by approximately 14 holders of record. Because the following description of our capital stock is a summary, it does not contain all the information that may be important to you. You should read the following documents for more complete information:

          o    our restated certificate of incorporation, as amended;

          o    our amended and restated bylaws, as amended; and

          o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by our amended and restated bylaws filed as Exhibit 3.1 to our current report on Form 8-K filed on April 3, 2003.

Common Stock

     Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as may be provided in connection with any preferred stock in a certificate of designation filed pursuant to the Delaware General Corporation Law or as may otherwise be required by law or our certificate of incorporation, the common stock is our only capital stock entitled to vote in the election of directors and on all other matters presented to our stockholders; provided that, except as required by law or our certificate of incorporation, holders of common stock are not entitled to vote on any amendment to our certificate of incorporation that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and does not affect the number of authorized shares of preferred stock or the terms of the common stock if the holders of preferred stock are entitled to vote thereon. The common stock does not have cumulative voting rights.

     Subject to the prior rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to our stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of the series.

Preferred Stock

General

     Our board is empowered, without approval of holders of our common stock, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the terms of the shares of each series as fixed by our board. Among the specific matters that may be determined by our board are:

          o    the designation of each series;

          o    the number of shares of each series;

          o    the rights in respect of dividends, if any;

          o    whether dividends, if any, shall be cumulative or non-cumulative;

          o    the terms of redemption, if any;

          o the rights in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs;

          o rights and terms of conversion into or exchange for other securities or other property, including common stock, if any;

          o restrictions on the issuance of shares of the same series or any other series, if any; and

          o    voting rights, if any.

     You should read the certificate of designation relating to a particular series of preferred stock for specific terms.

     The issuance of shares of preferred stock, or the issuance of rights to purchase preferred stock, could be used to discourage an unsolicited acquisition proposal. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of such series to block any such transaction. Alternatively, a business combination could be facilitated by the issuance of a series of preferred stock having sufficient voting rights to provide a required percentage vote of our stockholders. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Although prior to issuing any series of preferred stock our board is required to make a determination as to whether the issuance is in the best interests of our stockholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law or applicable stock exchange requirements.

Provisions Affecting Control of Energy Partners, Ltd.

     Our bylaws provide that, in order for our stockholders to take action by written consent in lieu of a meeting, the consent be signed by the holders of shares of capital stock having not less than the greater of (1) the minimum number of votes that would be necessary to authorize the taking of the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted or (2) 85% of the total number of votes of the then outstanding shares of our capital stock entitled to vote. Our bylaws also prohibit stockholders from calling meetings. Our bylaws further establish an advance notice procedure with regard to business to be brought before an annual or special meeting of our stockholders and with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors. Although our bylaws do not give the board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders. An affirmative vote by the holders of more than two thirds of our common stock is required to modify the advance notice procedure.

     The foregoing provisions of our bylaws and provisions of the Delaware General Corporation Law could have the following effects, among others:

          o delaying, deferring or preventing a change of control of our company;

          o delaying, deferring or preventing the removal of our existing management;

          o deterring potential acquirers from making an offer to our stockholders; and

          o limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

     This could be the case notwithstanding that a majority of our stockholders might benefit from such a change of control or offer.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

          o    through underwriters or dealers;

          o    through agents;

          o    directly to purchasers; or

          o    through a combination of any such methods of sale.

     Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The prospectus supplement relating to any offering of securities will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered hereby.

     If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The aggregate maximum compensation that members of the NASD or independent broker-dealers will receive in connection with the sale of any securities pursuant to this prospectus and the registration statement of which it forms a part will not be greater than 8% of the gross proceeds of such sale.

     Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

     Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities for their own account, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for us in the ordinary course of business. The prospectus supplement will disclose any relationships with the named underwriters.

                                  LEGAL MATTERS

     The legality of the debt and equity securities offered hereby will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the guarantees of EPL Pioneer Houston, Inc. will be passed upon for us by John H. Peper, Executive Vice President, General Counsel and Corporate Secretary to the Company. Certain legal matters with respect to the guarantees of each of EPL of Louisiana, L.L.C. and Nighthawk, L.L.C. will be passed upon for us by Jackson Walker L.L.P.

                                     EXPERTS

     The consolidated financial statements of Energy Partners, Ltd. as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003 consolidated financial statements refers to a change in the method of accounting for asset retirement obligations.

     The estimated reserve data of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been incorporated by reference in reliance on the authority of said firms as experts in petroleum engineering.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission under the Securities Act a registration statement on Form S-3 with respect to the securities offered by this prospectus. Each time we offer to sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits that are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus and any prospectus supplement regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the securities offered by this prospectus and any prospectus supplement, reference is made to the registration statement, including the exhibits, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at www.sec.gov.

     We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and any prospectus supplement and more recent information auto-matically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-16179.

     We have previously filed the following documents with the Commission and incorporate them by reference into this prospectus:

          o our annual report on Form 10-K for the fiscal year ended December 31, 2003;

          o our quarterly reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2004;

          o our current reports on Form 8-K filed on March 19 and March 23, 2004;

          o to the extent incorporated by reference into our annual report on Form 10-K, our proxy statement for our 2004 Annual Meeting of Stockholders filed on March 29, 2004; and

          o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by our amended and restated bylaws filed as Exhibit 3.1 to our current report on Form 8-K filed on April 3, 2003.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus and any prospectus supplement from the date such documents are filed. Also, all such documents filed by us after the date of the initial registration statement of which this prospectus and any prospectus supplement form a part and prior to effectiveness of the registration statement shall also be deemed incorporated by reference and a part of this prospectus and any prospectus supplement from the date such documents are filed.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention:
Corporate Secretary, telephone number: (504) 569-1875.

>











                                  $300,000,000







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                                   PROSPECTUS
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                                 Debt Securities
                                  Common Stock
                                 Preferred Stock





                                    [ ], 2004

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Energy Partners, Ltd. ("EPL") estimates that expenses in connection with the distribution described in this registration statement will be as shown below.

SEC registration fee..............................................    $  38,010
Printing expenses.................................................       30,000
Accounting fees and expenses......................................       25,000
Legal fees and expenses...........................................       50,000
Miscellaneous.....................................................        6,990
                                                                      ----------
Total.............................................................    $ 150,000
                                                                      ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

     EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation and Bylaws

     EPL's certificate of incorporation provides for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended. Article VIII of EPL's bylaws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, EPL's bylaws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or of-ficer of EPL, or is or was serving at the request of EPL as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. EPL's bylaws also provide that it may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-11 of this registration statement, which index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities being offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (ii) of this paragraph do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration State-ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                              ENERGY PARTNERS, LTD.


                       By:    /s/ Richard A. Bachmann
                              --------------------------------------------------
                              Richard A. Bachmann
                              Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

                 Signature                                        Title                                 Date

/s/ Richard A. Bachmann                          Chairman, President and Chief Executive         September 9, 2004
----------------------------------------          Officer (Principal Executive Officer
         Richard A. Bachmann

/s/ Suzanne V. Baer                             Executive Vice President and Chief Financial     September 9, 2004
----------------------------------------        Officer (Principal Financial and Accounting
         Suzanne V. Baer                                          Officer)


                             *                                   Director                        September 9, 2004
----------------------------------------
         John C. Bumgarner, Jr.

                             *                                   Director                        September 9, 2004
----------------------------------------
         Jerry D. Carlisle

                             *                                   Director                        September 9, 2004
----------------------------------------
         Harold D. Carter

                             *                                   Director                        September 9, 2004
----------------------------------------
         Enoch L. Dawkins

                             *                                   Director                        September 9, 2004
----------------------------------------
         Robert D. Gershen

                             *                                   Director                        September 9, 2004
----------------------------------------
         William O. Hiltz

                             *                                   Director                        September 9, 2004
----------------------------------------
         Eamon M. Kelly

                             *                                   Director                        September 9, 2004
----------------------------------------
         John G. Phillips



* By: /s/ John H. Peper
      ------------------------------------------------------------
          Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                           DELAWARE EPL OF TEXAS, LLC

                           By:  /s/ Bruce R. Sidner
                                ------------------------------------------------
                                Bruce R. Sidner
                                President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----
/s/ Bruce R. Sidner                                 President and Secretary                       September 9, 2004
--------------------------------------------
Bruce R. Sidner

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                          EPL OF LOUISIANA, L.L.C.

                          By:  /s/ Richard A. Bachmann
                               -------------------------------------------------
                               Richard A. Bachmann
                               Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----
/s/ Richard A. Bachmann                             Chairman, President and Chief Executive       September 9, 2004
--------------------------------------------        Officer (Principal Executive Officer)
Richard A. Bachmann


/s/ Suzanne V. Baer                                 Executive Vice President and Chief            September 9, 2004
--------------------------------------------        Financial Officer (Principal Financial and
Suzanne V. Baer                                     Accounting Officer)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                        EPL PIONEER HOUSTON, INC.

                        By:  /s/ Richard A. Bachmann
                             ---------------------------------------------------
                             Richard A. Bachmann
                             Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----
/s/ Richard A. Bachmann                             Chairman, President and Chief Executive       September 9, 2004
--------------------------------------------        Officer (Principal Executive Officer)
Richard A. Bachmann


/s/ Suzanne V. Baer                                 Executive Vice President and Chief            September 9, 2004
--------------------------------------------        Financial Officer (Principal Financial and
Suzanne V. Baer                                     Accounting Officer)



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                              EPL PIPELINE, L.L.C.

                            By:  /s/ Richard A. Bachmann
                                 -----------------------------------------------
                                 Richard A. Bachmann
                                 Chairman, President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----
/s/ Richard A. Bachmann                             Chairman, President and Chief Executive       September 9, 2004
--------------------------------------------        Officer (Principal Executive Officer)
Richard A. Bachmann


/s/ Suzanne V. Baer                                 Executive Vice President and Chief            September 9, 2004
--------------------------------------------        Financial Officer (Principal Financial and
Suzanne V. Baer                                     Accounting Officer)


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on September 9, 2004.


                      NIGHTHAWK, L.L.C.

                      By:  /s/ Richard A. Bachmann
                           -----------------------------------------------------
                           Richard A. Bachmann
                           Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                           Title                                         Date
---------                                           -----                                         ----
/s/ Richard A. Bachmann                             Chairman, President and Chief Executive       September 9, 2004
--------------------------------------------        Officer (Principal Executive Officer)
Richard A. Bachmann


/s/ Suzanne V. Baer                                 Executive Vice President and Chief            September 9, 2004
--------------------------------------------        Financial Officer (Principal Financial and
Suzanne V. Baer                                     Accounting Officer)



                                  EXHIBIT INDEX

   EXHIBIT NO.          EXHIBIT
   ----------           -------
     1.1*               Form of Equity Underwriting Agreement.

     1.2*               Form of Debt Underwriting Agreement.

     4.1                Registration Rights Agreement by and between Energy Partners, Ltd., Evercore Capital
                        Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore Partners L.P.,
                        Energy Income Fund L.P. and the Individual Shareholders of the Registrant signatories thereto dated as of November 17, 1999 (incorporated herein by reference to Amendment No. 1 to the Form S-1 Registration Statement (No. 333-42876) of the Registrant filed with the
                        Commission on September 21, 2000).

     4.2                Amendment One to the Registration Rights Agreement between Energy Partners, Ltd., Evercore
                        Capital Partners L.P., Evercore Capital Partners (NQ) L.P., Evercore Capital Offshore
                        Partners L.P., Energy Income Fund, L.P. and certain Individual Shareholders of the
                        Registrant, effective November 3, 2003 (incorporated herein by reference to the Form 10-Q of the Registrant for the quarter ended September 30, 2003).

     4.3**              Form of Senior Indenture of Energy Partners, Ltd.

     4.4**              Form of Subordinated Indenture of Energy Partners, Ltd.

     4.5*               Form of Senior Debt Security of Energy Partners, Ltd.

     4.6*               Form of Subordinated Debt Security of Energy Partners, Ltd.

     5.1**              Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

     5.2                Opinion of John H. Peper, Executive Vice President, General Counsel and Corporate Secretary
                        to the Company, New Orleans, Louisiana.

     5.3                Opinion of Jackson Walker L.L.P., Houston, Texas.

    12.1                Statement of Computation of Ratio of Earnings to Fixed Charges.

    23.1                Consent of KPMG LLP.

    23.2                Consent of Netherland, Sewell & Associates, Inc.

    23.3                Consent of Ryder Scott Company, L.P.

    23.4**              Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

    23.5                Consent of John H. Peper, Executive Vice President, General Counsel and Corporate Secretary
                        to the Company (included in Exhibit 5.2).

    23.6                Consent of Jackson Walker L.L.P. (included in Exhibit 5.3).


    24.1**              Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature pages to this registration statement).

    25.1*               Statement of Eligibility of Senior Debt Securities Trustee on Form T-1.

    25.2*               Statement of Eligibility of Subordinated Debt Securities Trustee on Form T-1.

-----------------------

* To be filed either by amendment or as an exhibit to an Exchange Act report of the Registrant and incorporated herein by reference.

**   Previously filed.

                                                                     Exhibit 5.2

                             [John Peper Letterhead]




                                                               September 8, 2004


Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana 70170

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the filing by Energy Partners, Ltd. (the "Company") and by EPL Pipeline, L.L.C., Nighthawk, L.L.C., EPL of Louisiana, L.L.C., Delaware EPL of Texas, LLC and EPL Pioneer Houston, Inc. (collectively, the "Guarantors") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities and combinations thereof with an aggregate initial offering price of up to $300,000,000 as shall be designated by the Company: (i) unsecured senior debt securities of the Company, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder, the form of which is filed as an exhibit to the Registration Statement, (ii) unsecured subordinated debt securities of the Company, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which are to be issued under a subordinated indenture to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder, the form of which is filed as an exhibit to the Registration Statement, (iii) guarantees of the Debt Securities (the "Guarantees") by the Guarantors, (iv) shares of common stock of the Company, par value $0.01 per share and (v) shares of preferred stock of the Company which are to be issued pursuant to a Certificate of Statement, Designation and Preferences to be adopted by the directors of the Company.

     In my capacity as General Counsel of the Company, I have examined original or photostatic or certified copies of such corporate documents of the Company and the Company's subsidiaries and such other documents as I have deemed relevant and necessary as a basis for this opinion.

     In connection with the opinions hereinafter set forth, I have assumed without inquiry (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing and the further assumptions, qualifications, exceptions and limitations set forth herein, I am of the opinion that, as of the date hereof:

          (i) EPL Pioneer Houston, Inc. ("Pioneer") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas.

          (ii) The Guarantees have been duly authorized by Pioneer.

     I am qualified to practice law in Texas, and I express no opinion as to the laws of any jurisdiction other than the State of Texas. The opinions expressed herein are rendered only with respect to the constitution, laws and regulations which are currently in effect and applicable court rulings and orders which have been published and are generally available.

     My legal opinion as to the matters set forth herein is based upon my professional knowledge and judgment. This opinion is not intended nor shall it be construed as a guarantee or a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above. No opinion is expressed with respect to future acts and events or changes in existing law. I undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. My consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,


                                           /s/ John H. Peper
                                           --------------------------------
                                           John H. Peper
                                           General Counsel

                                                                     Exhibit 5.3

[Jackson Walker L.L.P. Letterhead]



                                                 September 8, 2004



Energy Partners, Ltd.
201 St. Charles Avenue
Suite 3400
New Orleans, Louisiana  70170

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     As special counsel for Energy Partners, Ltd., a Delaware corporation ("EPL"), and EPL of Louisiana, L.L.C. and Nighthawk, L.L.C., each a Louisiana limited liability company (each a "Louisiana Guarantor" and collectively the "Louisiana Guarantors"), we furnish this opinion in connection with the filing with the Securities and Exchange Commission by EPL, the Louisiana Guarantors and other registrants of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of the following securities and combinations thereof, with an aggregate initial offering price of up to $300,000,000, as shall be designated by EPL: (i) unsecured senior debt securities of EPL, in one or more series (the "Senior Debt Securities"), which are to be issued under a senior indenture to be dated on or about the date of first issuance of Senior Debt Securities thereunder, the form of which is filed as an exhibit to the Registration Statement, (ii) unsecured subordinated debt securities of EPL, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which are to be issued under a subordinated indenture to be dated on or about the date of first issuance of Subordinated Debt Securities thereunder, the form of which is filed as an exhibit to the Registration Statement, (iii) guarantees of the Debt Securities (the "Guarantees") by the Louisiana Guarantors and certain other subsidiaries of EPL, (iv) shares of common stock of EPL, par value $0.01 per share and (v) shares of preferred stock of EPL which are to be issued pursuant to a Certificate of Statement, Designation and Preferences to be adopted by the directors of EPL.

     In connection with issuing this opinion, we have examined (a) originals or copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of the organizational and governing documents of each of the Louisiana Guarantors, (b) copies, certified by the Secretary of the relevant Louisiana Guarantor as being true and correct, of resolutions adopted by the Managers of each of the Louisiana Guarantors in connection with the transactions contemplated in the Registration Statement and adopted and confirmed by the Company as the sole member of each of the Louisiana Guarantors, and (c) such certificates of public officials and other documents and records as we have deemed necessary as the basis for the opinions expressed herein. As to various questions of fact material to our opinions, we have relied, to the extent we have deemed appropriate and to the extent that we do not have knowledge of contrary facts, upon certificates of officers of the Louisiana Guarantors delivered to us in connection with the issuance of this opinion.

     In our examinations, we have assumed:

          (a) the authenticity of original documents and the genuineness of all signatures;

          (b) the conformity to the originals of all documents submitted to us as copies;

          (c) the truth, accuracy and completeness of the information, representation and warranties contained in the records, documents, instruments and certificates we have reviewed; and

          (d) the due authorization, execution and delivery of each document examined by us by each party thereto other than the Louisiana Guarantors.

     Based solely on our review of the documents listed above and the assumptions set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion, subject to the qualifications and limitations set forth below, that:

     1. Each of the Louisiana Guarantors has been duly organized and is validly existing as a limited liability company under the Louisiana Limited Liability Company Law.

     2. The Guarantee to be provided by each Louisiana Guarantor pursuant to the Registration Statement has been duly authorized by each Louisiana Guarantor.

     The opinions expressed herein are as of the date hereof. We assume no, and expressly disclaim any, obligation to update or supplement such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     We limit the opinions expressed above in all respects to the federal laws of the United States of America and the Louisiana Limited Liability Company Law, La.Rev.Civ. Stat.12:1301 et seq., each as in effect on the date hereof, and express no opinion as to any other laws. The scope of this opinion is limited to the issues specifically considered herein, and no further or more expansive opinion is to be implied from such opinions expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. Except for the furnishing of this opinion, we confirm that we have not participated in the preparation of the Registration Statement or the prospectus forming a part thereof.

                                          Very truly yours,


                                          /s/ Jackson Walker L.L.P.






DGD/JRW/sks

                                                                    Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

                                  Six Months Ended
                                       June 30,                              Years Ended December 31,
                                  ---------------------    -------------------------------------------------------------
                                   2004         2003         2003        2002         2001         2000         1999
                                 --------     ---------    -------     --------     --------     --------     ---------
Earnings:
  Income before income taxes    $  34,793    $  30,669    $ 48,766    $ (13,481)   $  19,076    $  (7,782)   $  (3,470)
  and before cumulative
  effect of change in
  accounting principle
  Fixed charges                     8,287        4,645      14,982       11,791        2,312       15,549        3,379
  Dividends                          (776)        (835)     (4,050)      (4,019)          --       (7,895)          --
  Interest capitalized                 --            --         --           --           --           --         (302)
                                 --------     ---------    -------     --------     --------     --------     ---------
                                   42,304       34,479      59,698       (5,709)      21,388         (128)        (393)

 Fixed charges:
  Interest expense                  7,160        3,429      10,174        6,988        1,916        7,438        2,947
  Dividends                           776          835       4,050        4,019           --        7,895           --
  Interest capitalized                 --           --          --           --           --           --          302
  Estimate of interest in
   rent expense                       351          381         758          784          396          216          130
                                 --------     ---------    -------     --------     --------     --------     ---------
                                 $  8,287    $    4,645   $ 14,982    $  11,791    $   2,312    $  15,549    $   3,379
Ratio of earnings to fixed
charges                              5.10         7.42        3.98           --(1)      9.25           --(1)        --(1)
----------------------

(1) For the years ended December 31, 2002, 2000 and 1999, the ratio of earnings to fixed charges was less than a one-to-one coverage due to a deficiency of $17.5 million, $15.7 million and $13.8 million, respectively. For the indicated periods there were no preferred stock dividends declared or paid by our subsidiaries.

                                                                    Exhibit 23.1


[KPMG Letterhead]







            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Energy Partners, Ltd.:

We consent to the use of our reports dated February 9, 2004, with respect to the consolidated balance sheets of Energy Partners, Ltd. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report for the year ended December 31, 2003, refers to a change in the method of accounting for asset retirement obligations.

                                               KPMG LLP


New Orleans, Louisiana
September 3, 2004

                                                                    Exhibit 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about September 7, 2004. We also consent to the use of our name there in and the inclusion of or reference to our reports effective January 1, 2002, January 1, 2003 and January 1, 2004 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.

                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                        By: /s/ FREDERIC D. SEWELL
                            ------------------------------------
                            Frederic D. Sewell
                            Chairman and Chief Executive Officer

Dallas, Texas
September 2, 2004

                                                                    Exhibit 23.3


[Ryder Scott Company, L.P. Letterhead]


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2003 in the Energy Partners, Ltd. Registration Statement on Form S-3 and related prospectus.





                                    RYDER SCOTT COMPANY, L.P.




Houston, Texas
September 7, 2004